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                                                                    EXHIBIT 99.2

                                   GUARANTEE

         THIS GUARANTEE is given as of June 14, 2001, by USCRE PROPERTIES, LLC, a Delaware limited liability company ("Guarantor"), to PACIFIC AEROSPACE & ELECTRONICS, INC., a Washington corporation ("PA&E").

         1. Guarantee. For valuable consideration, Guarantor hereby
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unconditionally guarantees to PA&E the full and timely payment of all amounts owed, and the full performance of all terms, under the Non-negotiable Promissory Note (the "Note") dated June 14, 2001, in the original principal amount of $1,000,000.00, made by U.S. Castings, LLC, a Delaware limited liability corporation ("Obligor"), to PA&E. Guarantor represents and warrants to PA&E that Guarantor has full power and authority to execute and deliver this Guarantee and to perform its obligations hereunder and that this Guarantor is a legal, valid and binding obligation of Guarantor, enforceable in accordance with its terms. Guarantor shall not revoke this Guarantee until all amounts owing under the Note are paid in full.

         2. Guarantor's Liability Upon Default. If the Obligor fails to pay any
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amount owing under the Note when due, or otherwise defaults under the terms of the Note, PA&E may, without notice or demand, declare all or part of the amounts due or to become due under the Note to be immediately due and payable by Guarantor. Guarantor will immediately pay to PA&E all such amounts, including without limitation any losses, attorneys' fees and expenses incurred by PA&E by reason of the Obligor's default.

         3. Waiver. Guarantor waives any: (i) presentment, demand of payment,
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notice of dishonor, protest, notice of nonpayment, and all other notices or demands; (ii) right to require PA&E to proceed against the Obligor or to pursue any other remedy before proceeding against Guarantor; (iii) defense, counterclaim or offset that the Obligor may have against PA&E, other than payment in full of all amounts due under the Note and the right of setoff specifically described in the Note; and (iv) right of subrogation or right to enforce PA&E's rights against the Obligor until the Note is paid in full.

         4. Authorized Acts. Without notice or demand to Guarantor, and without
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affecting Guarantor's obligations hereunder, PA&E may: (i) change any terms of the Note, including without limitation the interest rate, the payment amount, or the maturity date; (ii) compromise or settle any claim against the Obligor or any other guarantor; (iii) release or substitute the Obligor or any guarantor;
(iv) accept, substitute, surrender, subordinate, waive, or release any collateral securing the Note or foreclose on and sell any such collateral and apply the proceeds to the amounts due under the Note, regardless of whether the sale is commercially reasonable; (v) elect not to pursue any right or remedy available to PA&E against the Obligor, even if the election impairs or extinguishes any right of Guarantor against the Obligor; or (vi) assign all or part of this Guarantee to any other holder of the Note.

         5. Guarantee Not Discharged. Guarantor's liability under this Guarantee
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shall continue despite the Obligor's non-existence or lack of authority or the institution of
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insolvency, bankruptcy, reorganization, or receivership proceedings by or against the Obligor. This Guarantee is an independent obligation to PA&E by the Guarantor, intended by the parties to be a separate source of repayment of the Note. This Guarantee will survive the extinguishment of Obligor's liability under the Note for any reason other than full payment.

         6.  Right of Offset. Guarantor agrees that PA&E may, at its option,
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elect to offset any amounts that Guarantor owes to PA&E hereunder against any amounts owing by PA&E to Guarantor under any agreements between the parties.

         7.  Notices. All notices or other communications made in connection
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with this Guarantee shall be in writing. Any notice or other communication in connection herewith shall be deemed duly given (i) three business days after it is sent by express, registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after it is sent by reputable overnight courier, in every case, addressed as set forth in the Asset Purchase Agreement dated June 14 , 2001 between Obligor, Guarantor, PA&E and others, or in each case, at such other address as may be specified in writing to the other parties hereto. Any party may give notice or other communication in connection herewith using any other means (including, but not limited to, personal delivery, messenger service, telecopy, fax, or ordinary mail), but no such notice or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended.

         8.  No Oral Agreements. The terms of this Guarantee may not be waived
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or modified by oral agreement. Any such waiver or modification must be in writing and signed by PA&E to be effective.

         9.  Validity. If a court of competent jurisdiction determines that any
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portion of this Guarantee is invalid or unenforceable, that determination shall not affect the validity or enforceability of the remaining provisions of this Guarantee.

         10. Attorneys' Fees. Guarantor agrees to pay all costs of demand and
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collection, including without limitation reasonable attorneys' fees and expenses, incurred in collecting the sums due under this Guarantee.

         11. Multiple Guarantors. If the Note is guaranteed by one or more
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guarantors, they shall each be jointly and severally liable as a principal to
PA&E for the obligations evidenced by this Guarantee.


                                            GUARANTOR:

                                            USCRE PROPERTIES, LLC


                                            By  /s/ John R. Thach
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                                                    Its  Manager
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